UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2022

ABEONA THERAPEUTICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address, including zip code, of Principal Executive Offices)

(646) 813-4701

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2022, the Board of Directors of Abeona Therapeutics Inc., a Delaware corporation (the “Company”), approved Amendment No. 1 to the Amended and Restated Bylaws (the “Amendment”), which became effective immediately. The Amendment modified the quorum requirement for all meetings of stockholders such that the presence of holders of one-third, rather than a majority, of the shares outstanding and entitled to vote shall constitute a quorum at meetings of the stockholders for the transaction of business.

The foregoing description of the Amendment does not purport to be complete and is qualified entirely by reference to the full text of the Amendment, which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment No. 1 to the Amended and Restated Bylaws of Abeona Therapeutics Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc. (Registrant)

Date: April 29, 2022	By:	/s/ Brendan M. O’Malley
Name: Brendan M. O’Malley
Title: Senior Vice President, General Counsel